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                                                                   Exhibit 24.2

                         MEDCO HEALTH SOLUTIONS, INC.

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that Richard J. Rubino, whose signature appears below, constitutes and appoints JoAnn A. Reed and David S. Machlowitz, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-86404) of Medco Health Solutions, Inc., and any registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.



    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed as of the 5th day of July, 2002.


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
                                           By: /s/  Richard J. Rubino
                                              ----------------------------------
                                           Name:    Richard J. Rubino
                                           Title:   Vice President and Controller
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